UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

Mid-Year Compensatory Awards

On July 31, 2006, the Compensation Committee (the “Committee”) of United Therapeutics Corporation (the “Company”) approved mid-year compensatory awards to the Company’s employees including the following executive officers of the Company:

Dr. Martine Rothblatt, the Company’s Chairman and Chief Executive Officer, was awarded $150,000 as a mid-year cash bonus to be paid on September 15, 2006.  In accordance with the terms of Dr. Rothblatt’s employment agreement, she does not receive mid-year awards of stock options.

Dr. Roger Jeffs, the Company’s President and Chief Operating Officer, was awarded (i) $90,000 as a mid-year cash bonus to be paid on September 15, 2006, and (ii) options to purchase 87,500 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the NASDAQ closing price on September 15, 2006, valid for ten years, vesting in one-third increments on each of the first three anniversaries of this grant so long as he remains employed by the Company.

Mr. Fred Hadeed, the Company’s Executive Vice President for Business Development and Chief Financial Officer, was awarded (i) $75,000 as a mid-year cash bonus to be paid on September 15, 2006, and (ii) options to purchase 75,000 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the NASDAQ closing price on September 15, 2006, valid for ten years, vesting in one-third increments on each of the first three anniversaries of this grant so long as he remains employed by the Company.

Mr. Paul Mahon, the Company’s Executive Vice President, Strategic Planning, General Counsel and Secretary, was awarded (i) $60,000 as a mid-year cash bonus to be paid on September 15, 2006, and (ii) options to purchase 62,500 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the NASDAQ closing price on September 15, 2006, valid for ten years, vesting in one-third increments on each of the first three anniversaries of this grant so long as he remains employed by the Company.

The foregoing mid-year cash bonus awards were approved based on the cash bonus target criteria applicable for the first half of 2006, which previously were disclosed in the Company’s proxy statement in connection with its 2006 annual meeting of stockholders filed with the Commission on April 28, 2006.  The foregoing stock option awards were approved by the Committee on a discretionary basis.

As previously announced, Mr. John Ferrari, United Therapeutics’ Vice President for Finance and Treasurer, will be promoted to also serve as Chief Financial Officer and Treasurer effective August 10, 2006, when he will become an officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.  For Mr. Ferrari’s mid-year compensatory incentive bonus, the Committee awarded him (i) $22,573 to be paid on September 15, 2006, and (ii) options to purchase 18,313 shares of the Company’s common stock under the Company’s Equity Incentive Plan, to be granted as of and priced at an exercise price equal to the NASDAQ closing price on September 15, 2006, valid for ten years, vesting in one-third increments on each of the first three anniversaries of this grant so long as he remains employed by the Company.

Employment Agreement

On August 2, 2006, United Therapeutics and John Ferrari entered into an employment agreement (the “Employment Agreement”), effective August 10, 2006.  The Employment Agreement provides for an initial five-year term, commencing August 10, 2006, and automatically renews for successive one-year periods after each year.

Under the Employment Agreement, Mr. Ferrari will receive an annual base salary of $240,000, which will be subject to review and annual increase by United Therapeutics at its discretion.  In addition, Mr. Ferrari will be awarded options to purchase 15,000 shares of United Therapeutics Common Stock with an exercise price equal to the closing price of United Therapeutics Common Stock as reported on the NASDAQ Stock Market on August 10, 2006.  Such options will vest in one-third increments on the first, second and third anniversary of August 10, 2006 and will expire on the tenth anniversary of the date of grant.  In the event of termination of Mr. Ferrari’s employment, all unvested options will expire.

The Employment Agreement provides that Mr. Ferrari will be eligible for an annual (i) incentive cash bonus award opportunity of 35% of his then-current annual salary based on milestones approved by the Committee and (ii) stock option incentive award opportunity of 30,000 options based on milestones approved by the Committee. These bonus award opportunities are subject to review and adjustment from time to time by the Committee.  Mr. Ferrari’s cash bonus for the remainder of 2006 will be determined based on the cash bonus target criteria approved by the Committee on June 26, 2006 and effective July 1, 2006, which are as follows:

Milestone	Percentage of target award
Milestone 1 — Operating cash flow per share growth in the top quintile of United Therapeutics’ peer group.	Up to 25%
Milestone 2 — Ethical conduct.	Up to 15%
Milestone 3 — Communication of United Therapeutics’ clinical and scientific information and market share.	Up to 20%
Milestone 4 — Product inventory and development.	Up to 20%
Milestone 5 — Clinical trials.	Up to 20%

Partial credit may be earned under each milestone depending on several factors.

The Employment Agreement also provides that Mr. Ferrari will be eligible to participate in United Therapeutics’ Executive Automobile Policy and will be named as a participant in the United Therapeutics Corporation Supplemental Executive Retirement Plan.  Under the Executive Automobile Policy, Mr. Ferrari will be entitled to a company-provided leased vehicle up to an amount as established by the Compensation Committee.  United Therapeutics will insure the vehicle and pay for reasonable costs associated with vehicle maintenance.  In the event that Mr. Ferrari chooses not to receive a company-provided leased vehicle, he will receive a $600 monthly car allowance, subject to normal tax and withholdings.  Please see Note 10 to the unaudited consolidated financial statements included “Part I, Item 1—Consolidated Financial Statements” for a description of the United Therapeutics Corporation Supplemental Executive Retirement Plan.

The Employment Agreement provides that if Mr. Ferrari is terminated by United Therapeutics other than for cause (as such term is defined) or as a result of a transfer of control of United Therapeutics, then upon the occurrence of any such event, he is entitled to payment of an amount equal to his base salary for the time remaining in the then-current initial or renewal term, payable in semi-monthly installments and as is otherwise consistent with the Company’s payroll procedures. The Employment Agreement prohibits Mr. Ferrari from accepting employment, consultancy or other business relationships with an entity that directly competes with United Therapeutics for a period of two years following his last receipt of compensation from United Therapeutics.

The preceding description is qualified by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1. to this report and are incorporated herein by reference.

Amendments to Employment Agreements

On July 31, 2006, Roger Jeffs, Ph.D. and the Company entered into an amendment to the Employment Agreement, dated November 29, 2000, as previously amended, between Dr. Jeffs and the Company, and Paul A. Mahon and the Company entered into an amendment to the Employment Agreement, dated June 16, 2001, as previously amended, between Mr. Mahon and the Company, which amendments extend the period in which each of Dr. Jeffs and Mr. Mahon will be prohibited from accepting employment, consultancy or other business relationships with an entity that directly competes with the Company from a period of one year to a period of two years following his last receipt of compensation from the Company after termination of his employment with the Company for any reason.

The preceding description is qualified by reference to the full text of the amendments, copies of which are filed as Exhibits 10.2 and 10.3 to this report and are incorporated herein by reference.

Item 8.01.  Other Events.

On August 4, 2006, Roger Jeffs, Ph.D., the Company’s President and Chief Operating Officer, adopted a prearranged trading plan in accordance with Securities and Exchange Commission Rule 10b5-1 and United Therapeutics’ Securities Trades by Company Personnel Policy.

Rule 10b5-1 of the Securities Exchange Act of 1934 permits officers and directors of public companies to adopt predetermined written plans for trading specified amounts of company stock when they are not in possession of material nonpublic information in order to gradually diversify their investment portfolio, to minimize the market effect of stock sales by spreading them out over an extended period of time, and to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

The 10b5-1 plan adopted by Dr. Jeffs involves sales of shares on three successive Mondays in August 2006, beginning on August 7, 2006 with the sale of 19,111 shares, on August 14, 2006 with the sale of 19,111 shares, and ending on August 21, 2006 with the sale of 19,111 shares, with all such shares acquired through the exercise of employee stock options.  Shares will be sold under the Plan on the open market at prevailing market prices subject to a minimum price threshold.

The transactions under these plans will be disclosed publicly through Form 144 filings with the Securities and Exchange Commission.  Corresponding Form 4 filings will also be posted on United Therapeutics’ website.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of August 10, 2006, between John Ferrari and the Company.

10.2	Amendment, dated July 31, 2006, to amended Employment Agreement, dated November 29, 2000, between Roger Jeffs, Ph.D. and the Company.

10.3	Amendment, dated July 31, 2006, to amended Employment Agreement, dated June 16, 2001, between Paul A. Mahon and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION
(Registrant)

Dated: August 4, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel